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                                                                EXHIBIT 23.10 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As Independent Certified Public Accountants, we hereby consent to the use of our reports with respect to the consolidated financial statements and schedules of HealthInfusion, Inc. and subsidiaries, included in or made a part of this Form S-4 registration statement of Coram Healthcare Corporation.

                                          /s/      ARTHUR ANDERSEN & CO.

                                          --------------------------------------
                                                  Arthur Andersen & Co.

Miami, Florida,
June 3, 1994.